EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Barra, Inc. (the "Company") hereby certifies, to the best of such officer's knowledge, that:

      (i) the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 26, 2003                /s/ Kamal Duggirala
                                   -----------------------------------
                                   Kamal Duggirala
                                   Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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